Exhibit 10.22

FIRST AMENDMENT TO STANDBY EQUITY PURCHASE AGREEMENT

This FIRST AMENDMENT TO THE STANDBY EQUITY PURCHASE AGREEMENT, dated as of February 26, 2024 (this “First Amendment”), is entered between SCISPARC LTD., a company incorporated in the State of Israel (“Company”), and YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”).

PRELIMINARY STATEMENTS

A. Reference is hereby made to that certain Standby Equity Purchase Agreement, dated as of January 21, 2024 (as may be amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time and in effect immediately prior to the effectiveness of this First Amendment, the “Existing Agreement”, and the Existing Agreement, as amended by this First Amendment, the “Amended Agreement”), between the Company and the Investor.

B. The issuance of the Commitment Shares in accordance with the terms set forth in the Existing Agreement would conflict with the Ownership Limitation as set forth therein.

C.  In order to allow for the issuance of the Commitment Shares, the parties desire to amend certain of the terms and provisions of the Existing Agreement as specifically set forth in this First Amendment.

D. The parties are prepared to amend the Existing Agreement, subject to the conditions and in reliance on the representations set forth in this First Amendment.

Accordingly, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein, including in preamble and the preliminary statements hereto, shall have the meanings assigned to such terms in the Existing Agreement.

SECTION 2. Amendments to Existing Agreement. Subject to the satisfaction of the conditions precedent specified in Section 4 and in reliance upon the representations and warranties set forth in Section 5, the Existing Agreement is hereby amended as follows:

(a) Section 2.01(c)(i) of the Existing Agreement is hereby amended and restated in its entirety as follows:

(i)	Ownership Limitation, Commitment Amount. At the request of the Company, the Investor shall inform the Company of the number of Ordinary Shares the Investor beneficially owns. Notwithstanding anything to the contrary contained in this Agreement, the Investor shall not be obligated to purchase or acquire, and the Company shall not issue or sell to the Investor, any Ordinary Shares under this Agreement which, when aggregated with all other Ordinary Shares beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates (on an aggregated basis) to exceed 9.99% of the then outstanding voting power or number of Ordinary Shares (the “Ownership Limitation”). Upon the written request of the Investor, the Company shall promptly (but no later than the next business day on which the transfer agent for the Ordinary Shares is open for business) confirm orally or in writing to the Investor the number of Ordinary Shares then outstanding. In connection with each Advance Notice delivered by the Company, any portion of the Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate number of Shares issued and sold to the Investor hereunder to exceed the Commitment Amount, shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the amount of the Advance requested by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

(b) Section 12.04 of the Existing Agreement is hereby amended and restated in its entirety as follows:

Section 12.04 Commitment and Structuring Fee. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company has paid YA Global II SPV, LLC, a subsidiary of the Investor, a structuring fee in the amount of $10,000 and, and the Company shall pay a commitment fee in an amount equal to 1.00% of the Commitment Amount (the “Commitment Fee”) by the issuance to the Investor of 55,293 Ordinary Shares (the “Commitment Shares”) (based on a price per Ordinary Share equal to $3.6171). The Commitment Shares shall be issued to the Investor effective as of February 26, 2024.

SECTION 3. Conditions Precedent to Effectiveness of First Amendment. This First Amendment shall become effective as of the date first written above (the “First Amendment Effective Date”) upon satisfaction of each of the following conditions precedent (except to the extent such conditions precedent are subject to Section 4):

(a) First Amendment. This First Amendment shall have been duly executed and delivered by each party.

SECTION 4. Representations and Warranties. Except as set forth in the SEC Documents, all representations and warranties contained in the Amended Agreement shall be true and correct in all respects as of the First Amendment Effective Date as though made on and as of the First Amendment Effective Date (or, to the extent such representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct as of such earlier date). Each party represents and warrants that:

(a) Authorization; No Contravention. The execution, delivery and performance by such party of this First Amendment (i) have been duly and validly authorized by all corporate, stockholder, partnership or limited liability company action required to be taken by such party, and (ii) do not violate or contravene such party’s governing documents or any applicable law or any material agreement or instrument or any court order which is binding upon such party or its property.

(b) Enforceability. This First Amendment, and the Amended Agreement is a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

SECTION 5. Survival of Representations and Warranties. All representations and warranties made in this First Amendment shall survive the execution and delivery of this First Amendment. Such representations and warranties have been or will be relied upon by the parties and shall continue in full force and effect as long as any obligation under the Amended Agreement shall remain unpaid or unsatisfied.

SECTION 6. Effect of First Amendment, Other Agreements, Etc.

(a) Effect of First Amendment. After giving effect to this First Amendment on the First Amendment Effective Date, the Amended Agreement shall be and remain in full force and effect in accordance with its terms and is hereby ratified and confirmed by the parties in all respects. The execution, delivery, and performance of this First Amendment shall not operate as a waiver of any right, power, or remedy of any party under the Existing Agreement. Each party hereby acknowledges and agrees that, after giving effect to this First Amendment, all of its obligations and liabilities under the Existing Agreement to which it is a party, as such obligations and liabilities have been amended by this First Amendment, are reaffirmed and remain in full force and effect. All references to the Existing Agreement in any document or instrument delivered in connection therewith shall be deemed to refer to the Amended Agreement. Nothing contained herein shall be construed as a novation of the obligations outstanding under the Existing Agreement, which shall remain in full force and effect, except as modified hereby.

(b) Limited Effect. This First Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment or waiver of any rights or remedies that any party may have under the Existing Agreement or under applicable law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect a party to execute similar or other amendments or waivers or grant any amendments or waivers under the same or similar or other circumstances in the future.

(c) SEC Filings. The Company shall, as soon as practicable following the date hereof, file with the SEC an initial Registration Statement in accordance with Section 6.01 of the Amended Agreement.

(d) Commitment Shares. The parties agree that the Investor shall not be deemed to beneficially own any of the Commitment Shares prior to the First Amendment Effective Date, and the effectiveness of any prior attempt to issue the Commitment Shares shall be deferred until such date.

SECTION 7. Miscellaneous.

(a) Headings. Section headings in this First Amendment are included herein for convenience and do not affect the meanings of the provisions that they precede.

(b) Severability. If any provision of this First Amendment is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this First Amendment, as the situation may require, and this First Amendment shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.

(c) Binding Effect. This First Amendment binds and is for the benefit of the successors of each party.

(d) GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES FURTHER AGREE THAT ANY ACTION BETWEEN THEM SHALL BE HEARD IN NEW YORK COUNTY, NEW YORK, AND EXPRESSLY CONSENT TO THE JURISDICTION AND VENUE OF THE SUPREME COURT OF NEW YORK, SITTING IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, SITTING IN NEW YORK, NEW YORK, FOR THE ADJUDICATION OF ANY CIVIL ACTION ASSERTED PURSUANT TO THIS FIRST AMENDMENT.

(e) Execution in Counterparts. This First Amendment may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures, including by e-mail attachment, shall be deemed originals for all purposes of this First Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered as of the date first above written.

SCISPARC LTD.

By:	/s/ Oz Adler
Name:	Oz Adler
Title:	CEO

[Signature Page to First Amendment to Standby Equity Purchase Agreement]

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Matt Beckman
Name:	Matt Beckman
Title:	Member

[Signature Page to First Amendment to Standby Equity Purchase Agreement]